EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108108 of Palmetto Bancshares, Inc. on Form S-8 of our report, dated February 3, 2006, appearing in the Annual Report on Form 10-K of Palmetto Bancshares, Inc. for the year ended December 31, 2005.

Elliott Davis, LLC

Greenville, South Carolina

March 16, 2006